Exhibit 2.2


                                  EXHIBIT 2.2

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION




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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is entered into as of February 18, 1998, by and among Neodesha Savings and Loan Association, FSA ("Neodesha"), a federally chartered mutual savings and loan association, First Federal Savings and Loan Association of Independence ("First Federal"), a federally chartered stock savings and loan association, and First Independence Corporation (the "Holding Company"), a Delaware corporation that owns all of the issued and outstanding capital stock of First Federal.

         WITNESSETH:

         WHEREAS, Neodesha desires to convert to the stock form of organization through a conversion to the stock form of organization and simultaneous merger with First Federal; and

         WHEREAS, this simultaneous conversion and merger ("Merger Conversion") shall be accomplished in accordance with this Agreement and with the Plan of Merger Conversion ("Plan"), attached hereto as Exhibit A and incorporated by reference herein, and in accordance with all applicable laws, rules and regulations.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises herein set forth, Neodesha, First Federal and the Holding Company do hereby mutually AGREE as follows:

         1. Merger Conversion. Subject to the provisions and conditions herein specified and the receipt of all required regulatory approvals, Neodesha shall convert to a federally chartered capital stock savings and loan association and, simultaneously therewith, Neodesha shall merge with First Federal, with First Federal to be the resulting institution ("Resulting Institution"). Certain savings account holders of Neodesha shall receive a proportionate interest in a liquidation account to be established for their benefit in the event of a complete liquidation of the Resulting Institution in



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accordance with the Plan and Office of Thrift Supervision  ("OTS")  regulations.
Members of Neodesha shall receive the right to subscribe for shares of common stock to be issued by the Holding Company in connection with this Merger Conversion in accordance with the Plan and OTS regulations. Upon consummation of the Merger Conversion, the corporate existence of First Federal and the Holding
Company  shall  be  continued,   and  the  Resulting   Institution  shall  be  a
continuation of the entity of Neodesha, the separate corporate existence of which shall cease. This Merger Conversion shall be accomplished in accordance with Federal statutes, the regulations of the OTS and the Plan adopted by Neodesha.

         2. Approval by Boards of Directors. At least two-thirds of each of the respective boards of directors of Neodesha, First Federal and the Holding Company shall approve the Merger Conversion as evidenced by the Plan and this Agreement.

         3. Filing of Required Regulatory Applications. Upon the execution and delivery of this Agreement, Neodesha, with the cooperation of First Federal and the Holding Company, shall cause to be prepared and filed with the OTS, and any other appropriate regulatory agency, an application for approval of the Plan and such other applications as shall be necessary to consummate the transactions contemplated hereby. These applications shall be in such forms as may be prescribed by the respective regulatory authorities and shall contain such information as they may require.

         4. Approval by Members. Upon approval of the Plan and requisite applications by the applicable regulatory authorities, this Agreement and the Plan shall be duly submitted to the members of Neodesha. The Merger Conversion shall be subject to approval by the requisite vote of the members of Neodesha. Neodesha shall use its best efforts to obtain the required approval of its members to the transactions contemplated herein. To the extent required or appropriate pursuant to applicable regulations, the Merger Conversion shall also be submitted for approval to the

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stockholders  of  the  Holding  Company.  The  parties  hereto,   through  their
respective officers and directors, shall execute and file with the appropriate regulatory agencies all documents and papers necessary or required by such agencies. The parties hereto shall take every reasonable and necessary step and action to secure and to comply with such approvals as may be required by the statutes, rules and regulations of the agencies having jurisdiction over this Agreement and the transactions contemplated hereby.

         5. Effective Date of Merger Conversion. The merger and conversion provided for herein shall become effective on the Closing Date. The Closing Date shall be the date upon which the last of the following occurs:

          (a) all required regulatory approvals have been received in connection with the conversion of Neodesha to a federally chartered capital stock savings and loan association;

          (b) all required regulatory approvals have been received in connection with the merger of Neodesha with First Federal;

          (c) all required regulatory approvals have been received by the Holding Company in connection with the conversion, merger, stock offering and associated transactions;

          (d) all shares of the Holding Company required to be sold under the Plan have been sold;

          (e) all approvals of members of Neodesha (and, if applicable, stockholders of the Holding Company) have been received; and

          (f) all representations, warranties, covenants and conditions set forth in this Agreement have been complied with or otherwise satisfied in all material respects, unless waived in writing by the parties hereto.

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         6. Resulting  Institution and Holding Company. On the Closing Date, the
separate existence of Neodesha shall cease and such association shall be merged with and into First Federal. First Federal shall be the federally chartered stock savings and loan association resulting from the Merger Conversion.

         7. Offices. The location of the home office of the Resulting Institution shall be Myrtle & Sixth Streets, Independence, Kansas. The present branch offices of First Federal and the office of Neodesha will be operated as branch offices of the Resulting Institution. The location of all branch offices of the Resulting Institution will be as provided in Schedule A hereto.

         8. Savings Accounts. All savings accounts of Neodesha shall be and become savings accounts in the Resulting Institution without change in their respective contractual terms, maturity or withdrawal value. As of the Closing Date, each savings account of Neodesha shall be considered for dividend or interest purposes as if it had been a savings account of the Resulting Institution at the time said savings account was opened and at all times thereafter until such account ceases to be a savings account of the Resulting Institution. Appropriate evidence of savings account ownership interest in the Resulting Institution shall be provided by the Resulting Institution to each savings account holder of Neodesha. Holders of savings accounts in the Resulting Institution shall not have any voting rights in the Resulting Institution nor will they have any other equity rights or rights to share in the remaining assets of the Resulting Institution, except with respect to the rights of certain savings account holders of Neodesha and First Federal in the liquidation accounts established and to be established by the Resulting Institution pursuant to OTS regulations in connection with the Plan and the prior conversion of First Federal.

         9.  Transfer  of  Assets  and  Assumption  of  Liabilities.   Upon  the
consummation of the Merger Conversion, all of the assets and property of every kind and character, real, personal and mixed,

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tangible and  intangible,  choses in action,  rights,  and credits then owned by
Neodesha, or which would inure to Neodesha, shall immediately by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the Resulting Institution which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by Neodesha immediately prior to the consummation of the Merger Conversion. The Resulting Institution shall be deemed to be and shall be a continuation of the entity of Neodesha and the
rights  and   obligations  of  Neodesha  shall  remain   unimpaired.   Upon  the
consummation of the Merger Conversion, the Resulting Institution shall assume and succeed to all of such rights, obligations, duties and liabilities of Neodesha.

         10. Board of Directors of the Resulting Institution. Upon consummation of the Merger Conversion, the Board of Directors of the Resulting Institution shall be the Board of Directors of First Federal until their respective successors shall be duly elected and qualified or otherwise duly selected.

         11.  Employees and Employee Benefits.

          (a) Upon the Closing Date, it is intended that the employees of Neodesha shall become employees of the Resulting Institution. Their service with Neodesha shall be deemed credited service with First Federal for purposes of the eligibility and vesting requirements and criteria under First Federal's employee benefit plans and policies, and they will be integrated on an equitable basis into First Federal's salary evaluation system.

          (b) Not later than the Closing Date, First Federal will enter into an employment contract (in substantially the form previously delivered to Neodesha) with Franklin C. Miller, the President of Neodesha.

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          (c) Not later than the Closing Date, the Holding Company will grant to
     Mr. Miller an option to purchase 3,000 shares, to Diane Holmquist an option to purchase 1,500 shares and to each non-employee director of Neodesha who elects to serve on the Resulting Institution's Neodesha area advisory board an option to purchase 1,000 shares of common stock of the Holding Company. Each such option shall have an exercise price equal to the fair market value of the stock on the date of grant and a maximum term of ten years. The stock options granted to Mr. Miller, Ms. Holmquist and the non-employee directors shall be pursuant to the terms of the Holding Company's 1993 Stock Option and Incentive Plan (the "Option Plan").


         12. Senior Officers. The senior officers of the Resulting Institution from and after the Closing Date shall be as set forth in Schedule B hereto. Such officers shall continue to hold office for the term specified in the Bylaws of the Resulting Institution.

         13. Charter and Bylaws of Resulting Institution and Holding Company. Following consummation of the Merger Conversion, the Charter and Bylaws of First Federal, and the Certificate of Incorporation and Bylaws of the Holding Company, each as in effect on the Closing Date, shall be and remain the Charter and Bylaws of the Resulting Institution and the Certificate of Incorporation and Bylaws of the Holding Company, respectively.

         14. Liquidation Account. On the Closing Date, the Resulting Institution shall establish on its books a liquidation account, in accordance with the Plan and 12 C.F.R. Section 563b.3(f), for the benefit of certain savings account holders of Neodesha who retain their savings accounts in the Resulting Institution. The function of this liquidation account is to establish a priority in the unlikely event of liquidation of the Resulting Institution. The existence of the liquidation account shall not

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otherwise  operate to restrict the use or  application  of any of the regulatory capital accounts of the Resulting Institution.

         15. Representations and Warranties of the Holding Company and First Federal. The Holding Company and First Federal each hereby represent and warrant the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of Neodesha hereunder. All representations and warranties of the Holding Company and First Federal are as of the date of this Agreement and through the Closing Date, unless such representations and warranties refer to a specified date.

               (a) Organization and Standing. The Holding Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. All of the issued and outstanding shares of First Federal are owned by the Holding Company free and clear of any liens, encumbrances, claims, security agreements, options, charges and restrictions. The Holding Company has no subsidiaries other than First Federal. First Federal is a capital stock savings and loan association and First Federal is duly organized and validly existing under the laws of the United States of America. The Holding Company and First Federal have all requisite corporate power and authority and are duly qualified and licensed to own, lease and operate their properties and to carry on their business as now being conducted. The savings accounts of First Federal, to the extent insurable, are insured by the FDIC. Their respective Charter, Certificate of Incorporation and Bylaws, which are attached hereto as
          Exhibit 15A, are complete and correct as of the date of this Agreement.

               (b) Capitalization. On the date of this Agreement, the authorized capital stock of the Holding Company consists solely of 2,500,000 shares of Common Stock, $0.01 par value per share ("Holding Company Common Stock"), and 500,000 shares of preferred stock. On

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          such date,  not more than  953,993  shares of Holding  Company  Common
          Stock are validly issued and outstanding, and no shares of preferred stock are issued or outstanding. All outstanding shares of capital stock are validly issued, fully paid and nonassessable and possess no preemptive rights.

               (c) Authority for Agreement. The Holding Company and First Federal each have full and requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of regulatory authorities (including without limitation, the OTS and the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott- Rodino Antitrust Improvements Act of 1976), to consummate the Merger Conversion and to carry out their respective obligations hereunder and under the Plan. The execution and delivery of this Agreement, and the consummation of the Merger Conversion and the other transactions contemplated hereby and by the Plan, have been duly authorized by the Boards of Directors of the Holding Company and First Federal, and, subject to the requisite approvals outlined above (including the approval of the Holding Company's stockholders, if applicable), this Agreement constitutes the valid and legally binding obligation of the Holding Company and First Federal enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Merger Conversion and the other transactions contemplated hereby and by the Plan will not conflict with or result in any violation of, or constitute a default under, any provision of the Certificate of Incorporation, Charter or Bylaws of the Holding Company or First Federal, or any material mortgage, indenture, lease, agreement (including, but not limited to, any agreement with any governmental agency or instrumentality having jurisdiction over the business or properties of the Holding Company or First Federal) or other material instrument, permit, concession,

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          grant,  franchise,  license,  judgment,  order, decree,  statute, law, ordinance, rule or regulation applicable to the Holding Company or First Federal or any of their respective properties. For purposes of this paragraph, a material mortgage, indenture, lease, agreement, instrument, permit, concession, grant, franchise or license excludes
          any  mortgage,  indenture,  lease,  agreement,   instrument,   permit,
          concession, grant, franchise or license having a term expiring less than six months from the date of this Agreement or which does not require the annual expenditure of more than $50,000 (but shall include
          any  mortgage,  indenture,  lease,  agreement,   instrument,   permit,
          concession, grant, franchise or license pursuant to which credit has been extended by First Federal).

               (d) Financial Statements and Reports. The Holding Company has delivered to Neodesha accurate and complete copies of the audited Consolidated Balance Sheet at the close of the Holding Company's audit year in each of the years 1995, 1996 and 1997 (collectively, the "Balance Sheets"); and its Consolidated Statements of Earnings, Consolidated Statements of Stockholders' Equity, Consolidated Statements of Cash Flows and the notes pertaining to the above for each of the fiscal years then ended, in each case accompanied by the report thereon of the firm of independent certified public accountants who examined such statements. The Balance Sheets and the related Consolidated Statements of Earnings, Consolidated Statements of Stockholders' Equity, Consolidated Statements of Cash Flows and notes thereto for the Holding Company fairly present the consolidated financial position of the Holding Company as of their respective dates, and the consolidated results of its operations and consolidated changes in its cash flows for the periods indicated, all in accordance with generally accepted accounting principles on a basis consistent with

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          prior  periods,  except as otherwise  stated therein or as required by federal or state laws or regulations.

               (e) Absence of Certain Changes. Since the date of the most recent Balance Sheet delivered or to be delivered pursuant to subparagraph
          (d) above, and except as set forth in Exhibit 15E hereto, neither the Holding Company nor First Federal has undergone any material adverse change in its condition (financial or otherwise), properties, assets, liabilities, business or operations, other than changes in the ordinary course of business which have not been materially adverse to the Holding Company and First Federal, taken as a whole, provided that changes in the economy of the United States of America or Kansas generally or the thrift industry in Kansas (including, without limitations, general changes in the availability of credit to financial institutions, general changes in the real estate industry, general changes in interest rates, money supply levels or the discount rate of the Federal Reserve System) and changes in the financial condition, results of operations or assets of the Holding Company and First Federal, its subsidiaries and joint ventures, taken as a whole, that are caused directly or indirectly, substantially and primarily by such changes in the United States or Kansas economy or are applicable generally to the thrift industry in Kansas, shall not be deemed to be material adverse changes for purposes of this Section 15(e).

               (f) FDIC Insurance. First Federal's accounts are insured up to applicable limits by the FDIC and First Federal has paid all premiums required to be paid and is in substantial compliance with the applicable insurance regulations of the FDIC.

               (g) Litigation. Except as otherwise disclosed in Exhibit 15G hereto, there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the knowledge of the Holding Company or First Federal, threatened, which might result in any

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          materially  adverse change in the condition  (financial or otherwise), properties, assets, business or operations of the Holding Company and First Federal, taken as a whole, or which seek to invalidate or enjoin this Agreement or the Plan or any action taken or to be taken in connection herewith or therewith.

               (h) Compliance with Laws; Government Authorizations. Except as otherwise described in Exhibit 15H hereto, the Holding Company and First Federal are in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees which apply to their business or properties. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of the Holding Company and First Federal have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Holding Company or First Federal, threatened, which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof. The consummation of the Merger Conversion and the other transactions contemplated hereby and by the Plan will not result in any such revocation, cancellation, suspension or modification.

               (i) Disclosure. Neither this Agreement, the Plan, the Exhibits hereto, nor any letter, certificate or other document furnished by the Holding Company or First Federal to Neodesha, insofar as it relates to the Holding Company or First Federal and their respective operations, properties, financial condition or prospects, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact relating specifically to the Holding Company or First Federal or any of its or their respective operations, properties, financial

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          condition or prospects  known to the Holding  Company or First Federal which materially adversely affects, or, to the knowledge of the Holding Company or First Federal, in the future may materially adversely affect, the conditions, properties, assets, liabilities, business or operations of the Holding Company or First Federal which have not previously been disclosed in writing to Neodesha.

               (j) Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus is mailed to eligible members of Neodesha and at all times subsequent to such mailing, up to and including the time of the completion of the sale of Holding Company Common Stock to be sold in the Merger Conversion, such Proxy Statement/Prospectus (including any supplements thereto), with respect to all information relating specifically to the Holding Company or First Federal and provided to Neodesha by the Holding Company or First Federal expressly for inclusion in the Proxy Statement/Prospectus, will:

                    (a)  comply  in  all  material   respects  with   applicable
               provisions of the 1934 Act and the rules and regulations thereunder and the rules and regulations of the OTS; and

                    (b) not  contain  any  statement  which,  at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in an earlier communication with respect to such matters which has become false or misleading.

         16.  Representations  and  Warranties  of  Neodesha.   Neodesha  hereby
represents and warrants the following, the truth and accuracy of each of which shall constitute a condition precedent to the

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obligations   of  First  Federal  and  the  Holding   Company   hereunder.   All
representations and warranties of Neodesha are as of the date of this Agreement and through the Closing Date, unless such representations and warranties refer to a specified date.

               (a) Organization and Standing. Neodesha is a mutual savings and loan association duly chartered and validly existing under the laws of the United States of America. Neodesha has no subsidiaries. Neodesha has all requisite corporate power and authority and is duly qualified and licensed to own, lease and operate its properties and to carry on its business as now being conducted. The savings accounts of Neodesha, to the extent insurable, are insured by the FDIC. The Charter and Bylaws of Neodesha, copies of which are attached hereto as Exhibit 16A, are complete and correct as of the date of this Agreement.

               (b) Capitalization. As a mutual savings and loan association, Neodesha has no shares of capital stock authorized, issued or outstanding.

               (c) Authority for Agreement. Neodesha has full and requisite corporate power and authority to execute and deliver this Agreement and the Plan, and, subject to the requisite approval of the members of Neodesha and federal regulatory authorities (including, without limitation, the OTS and the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), to consummate the Merger Conversion and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Plan, and the consummation of the Merger Conversion and the other transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Neodesha, and, subject to the requisite approvals outlined above, this Agreement and the Plan constitute valid and legally binding obligations of Neodesha enforceable in accordance with their terms. The execution and delivery of this

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          Agreement and the Plan and the  consummation of the Merger  Conversion and the other transactions contemplated hereby and thereby will not conflict with or result in any violation of, or constitute a default under, any provision of the Charter or Bylaws of Neodesha, or any material mortgage, indenture, lease, agreement (including, but not
          limited   to,  any   agreement   with  any   governmental   agency  or
          instrumentality having jurisdiction over the business or properties of Neodesha) or other material instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Neodesha, or any of its or their respective properties. For purposes of this paragraph, a material mortgage, indenture, lease, agreement, instrument, permit, concession, grant, franchise or license excludes any mortgage, indenture, lease, agreement, instrument, permit, concession, grant, franchise or license having a term expiring less than six months from the date of this Agreement or which does not require the annual expenditure of more than $50,000 (but shall include any mortgage, indenture, lease, agreement, instrument, permit, concession, grant, franchise or license pursuant to which credit has been extended by Neodesha).

               (d) Financial Statements. Neodesha has delivered to the Holding Company accurate and complete copies of the audited Consolidated Statement of Financial Condition at the close of its audit year in each of the years 1995, 1996 and 1997 (collectively, the "Balance Sheets"); and its Consolidated Statements of Operations, Consolidated Statements of Retained Income, Consolidated Statements of Cash Flows and the notes pertaining to the above for each of the fiscal years then ended, in each case accompanied by the report thereon of the firm of independent certified public accountants who examined such statements. The Balance Sheets and the related Consolidated Statements of Operations, Consolidated

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          Statements of Retained Income,  Consolidated  Statements of Cash Flows
          and notes thereto for Neodesha fairly present, or upon delivery will fairly present, the consolidated financial position of Neodesha as of their respective dates, and the consolidated results of its operations and consolidated changes in its cash flows for the periods indicated, all in accordance with generally accepted accounting principles on a basis consistent with prior periods, except as otherwise stated therein or as required by federal or state laws or regulations. The audits of Neodesha have been conducted in accordance with generally accepted auditing standards. Neodesha has delivered or will deliver to the Holding Company upon written request thereof, accurate and complete copies of the Auditor's Reports on Internal Control for each of the fiscal years of the Balance Sheets.

               (e) Absence of Certain Changes. Since the date of the most recent Balance Sheet delivered or to be delivered pursuant to subparagraph
          (d) above, and except as set forth in Exhibit 16E hereto, neither Neodesha nor any joint venture of Neodesha has:

                    (i) undergone any material  adverse  change in its condition
               (financial or otherwise), properties, assets, liabilities, business or operations, other than changes in the ordinary course of business which have not been materially adverse to Neodesha and its joint ventures, taken as a whole, provided that changes in the economy of the United States of America or Kansas generally or the thrift industry in Kansas (including, without limitations, general changes in the availability of credit to financial institutions, general changes in the real estate industry, general changes in interest rates, money supply levels or the discount rate of the Federal Reserve System) and changes in the financial condition, results of operations or assets of Neodesha that are caused directly or indirectly, substantially and primarily by such changes in the United States or Kansas economy or are applicable generally to the thrift industry in Kansas, shall not be deemed to be material adverse changes for purposes of this Section 16(e)(i); and

                    (ii) except as heretofore  disclosed to the Holding  Company in writing, incurred any indebtedness for borrowed money or issued or sold any debt securities, or made any commitments with respect to the foregoing, other than in the ordinary course of the business of Neodesha or its joint ventures and not exceeding an aggregate of $100,000.

               (f) Tax Matters. Neodesha has duly and properly filed all federal, state, local and other tax returns required to be filed by it and has made timely payments of all taxes shown by such returns to be due and payable, or which are otherwise due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service and other applicable agencies is as set forth in Exhibit 16F; and there is no agreement by Neodesha for the extension of time for the assessment or payment of any taxes payable.

               Neodesha has provided or will provide to the Holding Company complete and correct copies of all such tax returns for the fiscal years ended 1994, 1995, 1996 and 1997.

               (g) FDIC Insurance. Neodesha's accounts are insured up to applicable limits by the FDIC and Neodesha has paid all premiums required to be paid and is in substantial compliance with the applicable insurance regulations of the FDIC.

               (h) Examination Reports. Neodesha will provide to the Holding Company complete and correct copies of (i) all examination reports by the OTS or FDIC forwarded to Neodesha during the calendar years 1994, 1995, 1996 and 1997 and through the Closing Date, (ii) any correspondence between Neodesha and such agencies relating thereto during such periods, and (iii) any agreements, arrangements or understandings between Neodesha and such agencies entered into as a result of matters raised in such examination reports or correspondence (or summaries of all oral agreements, arrangements or understandings with such agencies).

               (i) Litigation. Except as otherwise disclosed in Exhibit 16I hereto, there are no judicial or administrative actions, suits, proceedings or investigations pending or, to Neodesha's knowledge threatened, which might result in any materially adverse change in the condition (financial or otherwise), properties, assets, business or operations of Neodesha or which seek to invalidate or enjoin this Agreement or the Plan or any action taken or to be taken in connection herewith or therewith.

               (j) Compliance with Laws; Government Authorizations. Except as otherwise described in Exhibit 16J hereto, Neodesha is in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees which apply to its business or properties. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Neodesha have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Neodesha's knowledge, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof. The consummation of the Merger Conversion and the other transactions contemplated hereby and by the Plan will not result in any such revocation, cancellation, suspension or modification.

               (k) Disclosure. Neither this Agreement, the Plan, the Exhibits hereto, nor any letter, certificate or other document furnished by Neodesha to the Holding Company, insofar as it relates to Neodesha or its joint ventures and their respective operations, properties, financial condition or prospects, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact relating specifically to Neodesha, its joint ventures or any of its or their respective operations, properties, financial condition or prospects known to Neodesha which materially adversely affects, or, to the knowledge of Neodesha, in the future may materially adversely affect, the conditions, properties, assets, liabilities, business or operations of Neodesha which have not previously been disclosed in writing to the Holding Company.

               (l) Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus is mailed to the members of Neodesha for the solicitation of proxies for the approval of the Merger Conversion and at all times subsequent to such mailings up to and including the time of the completion of the sale of the Common Stock of the Holding Company to be sold in the Merger Conversion, such Proxy Statement/Prospectus (including any supplements thereto), with respect to all information set forth therein relating to Neodesha, this Agreement or the contemplated transactions, will:

                    (a)  comply  in  all  material   respects  with   applicable
               provisions of the 1934 Act and rules and regulations thereunder and the rules and regulations of the OTS; and

                    (b) not  contain  any  statement  which,  at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in an earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

               (m) Employee Benefit Plans. All employee benefit plans operating for the benefit of employees of Neodesha are in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the rules and regulations promulgated under ERISA. The present value of all benefits vested under each such employee benefit plan does not exceed the value of the assets of such plans allocable to such vested benefits. Neither any such plan, any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in ERISA, which may materially adversely affect the condition, financial or otherwise, of Neodesha.

               (n) Environmental Matters. Neodesha has not received any notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that it (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental health matters. Neodesha has not emitted, generated, disposed of or stored any toxic or hazardous substances and materials, and no such substances or materials have been emitted, generated, disposed of or stored on any property which is owned by Neodesha or in respect of which Neodesha may be responsible or incur liability, in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation, United States or foreign, governing or pertaining to such substances which would have a material adverse effect on the business, operations, properties, assets or financial condition of Neodesha. To the best information and belief of Neodesha, none of the real properties which is owned by Neodesha or in respect of which Neodesha may be responsible or incur any liability contains any asbestos and there are no underground storage tanks on or under any such premises, except as set forth in Schedule 16(n).

         17. Covenants of the Holding Company and First Federal.

               (a) Conduct of Business. Unless otherwise agreed to in writing by Neodesha, from the date hereof until the Merger Conversion shall become effective, the Holding Company and First Federal will:

                    (i) carry on its business in, and only in, the usual, regular and ordinary course and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization;

                    (ii) not take, or permit to be taken, any action which would cause the representations and warranties contained in Paragraph 15 of this Agreement to be inaccurate in any material respect as of the Closing Date referred to in this Agreement;

                    (iii) promptly  advise Neodesha in writing of any materially adverse change in the condition (financial or otherwise), operations or business of the Holding Company or First Federal, its subsidiaries or joint ventures;

                    (iv) promptly advise Neodesha in writing of any correspondence or communication with any governmental agency having jurisdiction over the Holding Company or First Federal relating to any examination, report, inquiry or investigation of the Holding Company or First Federal;

                    (v) not take any action  for or on behalf of any  subsidiary or cause any such action to be taken which would result in a material breach of this Agreement or any provision hereof if such action were taken by the Holding Company and/or First Federal directly; and

                    (vi) cooperate with Neodesha in the preparation of all information and materials reasonably requested by Neodesha or necessary in order to effectuate the transactions contemplated by this Agreement and the Plan, including (a) the preparation of proxy materials for mailing to stockholders entitled to vote on the Merger Conversion, if applicable; (b) the filing of all required or reasonably requested materials with the appropriate regulatory authorities; (c) cooperating with Neodesha in obtaining all required regulatory approvals; (d) obtaining a comfort letter from its accounting firm for use in connection with transactions referred to herein; and (e) mailing proxy and stock offering materials to members of Neodesha and others upon receipt of required regulatory approvals.

               (b) Advisory Board. First Federal shall cause the Resulting Institution to establish an advisory board comprised of those persons serving as directors of Neodesha immediately prior to the Closing Date who desire to serve on such Advisory Board, for the purpose of consulting with management of the Resulting Institution concerning the operations of the Resulting Institution's offices in the Neodesha area. The Resulting Institution will compensate members of such advisory board in the amount of $1,000 per annum. Subject to 12 C.F.R.
          Section 571.5(d)(5), it is the present intent of First Federal to continue such advisory board on a year to year basis for up to a five year period.

         18. Covenants of Neodesha.

               (a) Conduct of Business. Unless otherwise agreed to in writing by the Holding Company or First Federal, from the date hereof until the Merger Conversion shall become effective, Neodesha will:

                    (i) carry on its business in, and only in, the usual, regular and ordinary course and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization;

                    (ii) not  amend  its  Charter  or  Bylaws,  except as may be requested by counsel for First Federal for the purpose of effectuating the Merger Conversion;

                    (iii) not, without the prior written approval of the Holding
               Company or First Federal, merge or consolidate with, or negotiate with or agree to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire any business of, any corporation, partnership, association or other business organization or division thereof, except as contemplated hereby;

                    (iv) not solicit, directly or indirectly, any offer to merge with or acquire Neodesha;

                    (v) not,  without the prior written  approval of the Holding
               Company or First Federal, acquire or sell any contracts for the purchase or sale of financial or other futures or any put or call options relating to cash, securities or any commodities whatsoever, except in the ordinary course of business, consistent with past practice, to maintain or adjust existing hedge positions against liabilities;

                    (vi) not take, or permit to be taken, any action which would cause the representations and warranties contained in Paragraph 16 of this Agreement to be inaccurate in any material respect as of the Closing Date referred to in this Agreement;

                    (vii) promptly  advise the Holding  Company or First Federal in writing of any materially adverse change in the condition (financial or otherwise), operations or business of Neodesha or its joint ventures;

                    (viii) promptly advise the Holding Company or First Federal in writing of any correspondence or communication with any governmental agency having jurisdiction over Neodesha relating to any examination, report, inquiry or investigation of Neodesha;

                    (ix) not take  any  action  for or on  behalf  of any  other entity or cause any such action to be taken which would result in a material breach of this Agreement or any provision hereof if such action were taken by Neodesha directly; and

                    (x) cooperate with the Holding  Company and First Federal in the preparation of all information and materials reasonably requested by the Holding Company or First Federal or necessary in order to effectuate the transactions contemplated by this Agreement and the Plan, including (a) the preparation of proxy materials for mailing to members entitled to vote on the Merger Conversion; (b) the filing of all required or reasonably requested materials with the appropriate regulatory authorities;
               (c) obtaining all required regulatory approvals; (d) obtaining a comfort letter from its accounting firm for use in connection with transactions referred to herein; and (e) mailing proxy and stock offering materials to members and others upon receipt of required regulatory approvals.

               (b) Access and Information. Neodesha shall give, and shall use its best efforts to cause any joint ventures to give, to the Holding Company or First Federal and its representatives full access, during normal business hours and upon reasonable notice, to its properties, books, records, contracts and commitments, and will furnish promptly to the Holding Company or First Federal all such information and documents relating to its properties and businesses as the Holding Company or First Federal shall reasonably request, including all interim financial statements and reports as they are prepared and become available; provided, however, that any such review will not unduly interfere with the conduct of Neodesha's business and provided further that the right of access and examination granted hereby is subject to the requirements of financial privacy laws or similar laws relating to account holders and other records.

               (c) Compensation. Neodesha shall not, without the prior written approval of the Holding Company or First Federal, which approval shall not be unreasonably withheld, increase the compensation payable to any director, officer or employee from the amount payable as of January 1, 1998, except for increases in the ordinary course of business.

         19. Conditions Precedent to the Obligations of Neodesha. The obligations of Neodesha under this Agreement shall be subject to fulfillment, at or prior to the Closing Date, of each of the following conditions (unless waived in writing by Neodesha in the manner provided in Paragraph 21 hereof):

               (a) Approval by Members. This Agreement and the Plan shall have been duly approved by the affirmative vote of the members of Neodesha in accordance with applicable law.

               (b) Governmental Consents; No Governmental Action. All requisite consents and final approvals necessary for consummation of the Merger Conversion by applicable regulatory authorities shall have been obtained and all waiting or notice periods under applicable law shall have expired. There shall not be pending or threatened any action, proceeding or investigation by the United States Government or any state government or any department or agency of either of the foregoing, for any injunction, writ, preliminary restraining order, or for any order of any court or governmental agency, domestic or foreign, of competent jurisdiction, directing or requesting that the Merger Conversion or any of the other transactions contemplated by this Agreement or the Plan or any of them not be consummated, or otherwise challenging the legality of any thereof. There shall not have been issued and remain in effect any such injunction, writ, preliminary restraining order, or such other order, nor shall any such action or other proceeding be pending or threatened before any court or governmental agency in which it is sought to obtain other relief in connection with the Merger Conversion or such other transactions contemplated hereby or by the Plan.

               (c) Representations, Warranties and Covenants; Performance by the Holding Company and First Federal. The representations, warranties and covenants of the Holding Company and First Federal contained in Paragraphs 15 and 17 of this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except where such representations, warranties and covenants speak as of a specified date. The Holding Company and First Federal shall duly perform and comply with all agreements and conditions required by this Agreement to be complied with prior to or at the Closing Date. The Holding Company and

          First Federal shall each have delivered to Neodesha a certificate, dated as of the Closing Date, and signed by the President or Executive Vice President thereof, to the foregoing effect.

               (d) Compliance with the Plan. All conditions and requirements of the Plan shall have been complied with and satisfied including, without limitation, the sale of all required shares of common stock offered by the Holding Company pursuant to the Plan ("Conversion Stock").

         20. Conditions Precedent to the Obligations of the Holding Company and First Federal. The obligations of the Holding Company and First Federal under this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions (unless waived in writing by the Holding Company or First Federal in the manner provided in Paragraph 21 hereof):

               (a) Approval by Members. This Agreement and the Plan shall have been duly approved by the requisite vote of the members of Neodesha in accordance with applicable law. The Merger Conversion shall have been duly approved by the requisite vote of the stockholders of the Holding Company, if applicable.

               (b) Governmental Consents; No Governmental Action. All requisite consents and final approvals necessary for consummation of the Merger Conversion by applicable regulatory authorities shall have been obtained, and all waiting or notice periods under applicable law shall have expired. There shall not be pending or threatened any action, proceeding or investigation by the United States Government or any state government or any department or agency of either of the foregoing, for any injunction, writ, preliminary restraining order, or for any order of any court or governmental agency, domestic or foreign, of competent jurisdiction, directing or requesting that the Merger Conversion or any of the other transactions contemplated by this Agreement or the Plan or any of them not be consummated, or otherwise challenging the legality of any thereof. There shall not have been issued and remain in effect any such injunction, writ, preliminary restraining order or such other order, nor shall any such action or other proceeding be pending or threatened before any court or governmental agency in which it is sought to obtain other relief in connection with the Merger Conversion or such other transactions contemplated hereby or by the Plan.

               (c) Representations, Warranties and Covenants; Performance by Neodesha. The representations, warranties and covenants of Neodesha contained in Paragraphs 16 and 18 of this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except where such representations, warranties and covenants speak as of a specified date. Neodesha shall have duly performed and complied with all agreements and conditions required by this Agreement to be complied with by it prior to or at the Closing Date. Neodesha shall have delivered to the Holding Company or First Federal a certificate, dated as of the Closing Date, and signed by the President thereof, to the foregoing effect.

               (d) Tax-Free Reorganization. The Holding Company or First Federal shall have received a formal ruling from the Internal Revenue Service or an opinion of counsel that the transactions contemplated herein constitute a tax-free reorganization to the Holding Company, First Federal and Neodesha pursuant to the applicable provisions of the Internal Revenue Code of 1986.

               (e) Compliance with the Plan. All conditions and requirements of the Plan shall have been complied with and satisfied including, without limitation, the sale of all Conversion Stock offered by the Holding Company pursuant to the Plan.

         21. Termination, Amendment and Waiver.

               (a) Termination. This Agreement and the Plan may be terminated, and the Merger Conversion abandoned, at any time prior to the Closing Date (whether before or after the approval thereof by the members of Neodesha and, if applicable, stockholders of the Holding Company and First Federal):

                    (i) by mutual  consent  of the  Boards of  Directors  of the
               Holding  Company,   First  Federal  and  Neodesha   evidenced  by
               appropriate resolutions;

                    (ii) by the Board of Directors of Neodesha if (A) the representations, warranties, covenants or conditions precedent set forth in Paragraphs 15, 17 and 19 hereof shall not be accurate and satisfied in all material respects, (B) any application for approval of or consent to the Merger Conversion filed with any governmental agency has been denied and such denial has not been withdrawn within 60 days, or (C) the Merger Conversion is not consummated by December 31, 1998; and

                    (iii) by the Holding  Company  and First  Federal if (A) the
               representations, warranties, covenants or conditions precedent set forth in Paragraphs 16, 18 and 20 hereof shall not be accurate and satisfied in all material respects, (B) any application for approval of or consent to the Merger Conversion filed with any governmental agency has been denied and such denial has not been withdrawn within 60 days, or (C) the Merger Conversion is not consummated by December 31, 1998.

               (b) Amendment. This Agreement may be amended by action of the Boards of Directors of the parties at any time before or after approval of this Agreement by the members of Neodesha and, if applicable, the stockholders of the Holding Company and First Federal, provided that after any such approval, no amendment shall be made which shall affect the rights of the members or stockholders giving such approval in a manner which, in the judgment of the Board of Directors of the party the members or stockholders of which have given such approval, is materially adverse to such members or stockholders without the further approval of such members or stockholders. This Agreement may not be amended except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

               (c) Waiver. At any time prior to the Closing Date, the Board of Directors of the Holding Company, First Federal or Neodesha may each on their own behalf waive (i) any inaccuracies in the representations and warranties of any other party contained herein or in any document or instrument pursuant hereto and (ii) compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing duly executed and delivered on behalf of such party.

         22. Miscellaneous.

               (a) Confidentiality.  Except to the extent required by law or the rules or regulations of any governmental agency or instrumentality in connection with the preparation of a proxy statement, prospectus or tax ruling (tax opinion), the filing and prosecution of applications for approval of the transactions contemplated hereby, or the requirements of the federal securities laws, all information concerning each of the parties hereto which is furnished to

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          the other party hereto,  will be held in strict  confidence by it, and all copies thereof will be returned promptly to the respective party at its request in the event the Merger Conversion is not consummated.

               (b) Amendment. First Federal shall assume and bear 662/3% of all reasonable expenses, costs and fees incurred by each party in the preparation and execution of this Agreement and the Plan and in complying with the agreements, covenants, and conditions herein and therein, including the preparation, printing and mailing of the Proxy Statement/Offering Prospectus, whether or not the Merger Conversion contemplated hereby and thereby shall be consummated, with the remainder of such expenses (which remainder shall not exceed $150,000) to be borne by Neodesha; provided, however, that in the event of a termination of this Agreement by any party hereto otherwise than in accordance with Section 21(a) hereof, or of a material breach of this Agreement by any party hereto which is not waived by the other party or cured by the breaching party within 30 days after notice thereof to the breaching party, all such costs, expenses and fees of the parties shall be assumed and borne by the breaching party.

               (c) Finder's and Other Fees. Except with respect to commissions, discounts and similar fees which may be paid or allowed to securities firms in connection with the sale of stock in the Merger Conversion, each party represents that it has neither incurred nor is liable for any finder's, broker's or other similar fees to any third party whatsoever as a result of the execution and delivery of this Agreement or the Plan or the consummation of the transactions contemplated hereby or thereby and each party hereby indemnifies and holds harmless each other party hereto against any claim for a broker's or finder's fee based on alleged retention of a broker or finder by it.

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



               (d) Further Acts. The parties hereto hereby agree to perform, at any time and from time to time, any and all necessary acts, or to prepare and to execute or cause to be executed any and all instruments in writing, which shall be advisable or necessary to implement fully the intent and terms of this Agreement, including but not limited to applications and other documentation required to obtain approvals of the Merger Conversion and the Plan (including proxy materials and offering materials contemplated by the Plan) and such conveyances and assignments as may be required. In this regard First Federal and its counsel shall assume responsibility for the preparation of all applications, proxy statements, offering circulars and other documentation required to facilitate and obtain the requisite regulatory approval of this Merger Conversion, and Neodesha and its counsel shall assist First Federal and its counsel in preparing such applications and documentation and shall promptly furnish to First Federal and its counsel all information reasonably requested in connection with the preparation of the applications, proxy statements, offering circulars and related documents. All such information shall be accurate and complete in all material respects.

               (e) Notices. All notices and other communications pursuant to this Agreement shall be deemed to have been duly given if in writing and delivered personally or if mailed, first class, postage pre-paid, as follows:

   If to Neodesha, to:                           with a copy to:


   Franklin C. Miller                            Dennis Depew, Esq.
   President                                     The Depew Law Firm
   Neodesha Savings and Loan Association         620 Main Street
   801 Main Street                               P.O. Box 313
   P.O. Box 509                                  Neodesha, Kansas 66757-0313
   Neodesha, Kansas  66757-1635

   If to the Holding Company
   or First Federal, to:                      with a copy to:

   Larry G. Spencer                            Martin L. Meyrowitz, P.C.
   President and Chief Executive Officer       Silver, Freedman & Taff, L.L.P.
   First Independence Corporation              1100 New York Ave., N.W.,
   Myrtle & Sixth Streets                      7th Floor East Tower
   Independence, Kansas 67301                  Washington, D.C.  20005

          (f) Headings; Entire Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes and replaces any prior written or oral agreements or understandings between them relating to the subject matter hereof.

          (g)   Counterparts.   This  Agreement  may  be  executed  in  multiple
     counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

          (h) Binding Effect. This Agreement shall inure to the benefit and be binding upon the successors of the Holding Company, First Federal and Neodesha. This Agreement shall not otherwise be assignable by the Holding Company, First Federal or Neodesha.

          (i) Amendments. This Agreement and the Plan shall not be amended, modified, changed or supplemented except by an instrument in writing signed by the parties hereto.

          (j) Survival of Warranties. The representations, warranties and covenants contained herein shall not survive the Closing Date.

          (k) Governing Law. This Agreement shall be governed by and construed in accordance with the federal laws and regulations, except to the extent certain matters may

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



     be governed as a matter of law by the laws of the State of Delaware (as the state of incorporation of the Holding Company).

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    NEODESHA SAVINGS & LOAN
 ATTEST:                            ASSOCIATION, FSA


Diane Holmquist                     /s/ Franklin C. Miller
--------------------                ---------------------------------
                                        Franklin C. Miller, President


ATTEST:                             FIRST FEDERAL SAVINGS & LOAN
                                    ASSOCIATION OF INDEPENDENCE


Gary Overfield                      /s/ Lary G. Spencer
---------------------               ----------------------------------
                                    Larry G. Spencer, President and
                                    Chief Executive Officer


ATTEST:                             FIRST INDEPENDENCE CORPORATION


Gary Overfield                      /s/ Larry G. Spencer
----------------------              ----------------------------------
                                    Larry G. Spencer, President and
                                    Chief Executive Officer


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